NOTE AND DEBT CONTRIBUTION AGREEMENT

     THIS NOTE AND DEBT CONTRIBUTION AGREEMENT ("Agreement") is entered into as of the 20th day of June, 2000, by and among Robert Little, Ellen Little (together, the "Littles"), and Overseas Filmgroup, Inc., a Delaware corporation ("Company").

     WHEREAS, the Littles are stockholders of the Company, and hold debt instruments of the Company and are owed (i) accrued and unpaid salary, (ii) business expenses and other amounts under the terms of their respective employment agreements and (iii) amounts under the terms of a certain tax reimbursement agreement;

     WHEREAS, contemporaneously herewith, the Company is selling various securities to Rosemary Street Productions, LLC ("Rosemary"), and pursuant to the terms of the Securities Purchase Agreement dated May 3, 2000 ("Securities Purchase Agreement"), between the Company and Rosemary, as a condition to the purchase by Rosemary of such securities, it has been agreed that the Littles shall contribute to the capital of the Company and cancel and/or forgive certain debt, liabilities, obligations and other amounts as stated herein; and

     WHEREAS, contemporaneously herewith, the Littles and the Company are entering into certain employment, "first look" and option agreements.

     IT IS AGREED:

     1. Cancellation and Contribution of Debt and Cash; Forgiveness of Accrued Salary and Other Liabilities.

          (a) The debt owed by the Company to the Littles represented by the promissory note dated October 31, 1996, in the aggregate outstanding principal amount of $1,358,268 as of the date of this Agreement, bearing interest at the annual rate of 9% ("1996 Note"), and all accrued and unpaid interest thereon through the date of this Agreement in the amount of $469,006, together, is hereby canceled and contributed to the capital of the Company by the Littles; provided, however, that the Company shall repay to the Littles $130,000 of the principal balance outstanding under the 1996 Note as set forth in Section 2(a).

          (b) All of the accrued and unpaid interest through the date of this Agreement in the amount of $85,101 under that certain print and advertising loan in the aggregate outstanding principal amount of $400,000 ("P&A Loan") made by the Littles to the Company is hereby canceled and contributed to the capital of the Company by the Littles.

          (c) $85,435 of the salary payable by the Company to the Littles, which has otherwise been accrued by the Company in the aggregate amount of $646,195 through the date of this Agreement ("Accrued Salary"), is hereby discharged by the Littles and shall not be due and payable by the Company to the Littles.

     2. Company to Pay Outstanding Balance of Debt, Liabilities, Obligations and Other Amounts. Contemporaneously with the execution of this Agreement, the Company is paying to the Littles an aggregate of $1,430,000 in cash, which is comprised of the following:

          (a) $130,000, which represents a portion of the aggregate principal amount owed by the Company to the Littles under the 1996 Note;

          (b) $400,000, which represents the aggregate principal amount owed by the Company to the Littles under the P&A Loan;

          (c) $200,000, which represents the entire amount owed by the Company to the Littles with respect to the federal income tax audit of the 1992 and 1993 tax years of the Company under that certain tax reimbursement agreement between the Company and the Littles;

          (d) $560,760, which represents the balance of the Accrued Salary owed by the Company to the Littles; and

          (e) $139,240, which represents various reimburseable expenses payable by the Company to the Littles pursuant to the Littles' employment agreements.

     3. General Release by Littles. Robert and Ellen (individually and jointly), in consideration of the restructuring and payment in full of the outstanding debt and salary obligations of the Company to each of them and for the entry into the employment, first look and option agreements with the Company, release and discharge the Company and each subsidiary and affiliate of the Company and each of their respective officers, directors, employees, heirs, executors, administrators, successors and assigns (together the "Company Group") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the Company Group, each of Robert and Ellen, individually or jointly, and Robert's and/or Ellen's heirs, executors, administrators, successors and assigns (as the case may be) ever had, now have or hereafter can, shall or may, have relating to payment of outstanding debt, salary obligations, expense reimbursements and tax reimbursement payments relating to the federal income tax audit of the 1992 and 1993 tax years of the Company from the beginning of the world to the day of the date of this Agreement. Each of the Company Group is intended to be a third party beneficiary of this release and as such may individually or jointly enforce the terms of the release. Each of Robert and Ellen have read and understand the content and legal import of the above GENERAL RELEASE and have been advised by counsel in respect thereof.

     4. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to choice of law provisions).

     5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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



     7. Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Company or by either of the Littles shall be sufficiently given or made if sent by certified mail, or private courier service, postage prepaid, addressed as follows:



                           to Robert or Ellen at:

                                    12309 Viewcrest Road
                                    Studio City, California 91604

                           with a copy to:

                                    Roger M. Arar, Esq.
                                    Loeb & Loeb LLP
                                    345 Park Avenue, 18th Floor
                                    New York, New York 10154-0037

                           to the Company at:

                                    8800 Sunset Boulevard, Suite 302
                                    Los Angeles, California 90069
                                    Attn: William F. Lischak

                           with a copy to:

                                    David Alan Miller, Esq.
                                    Graubard Mollen & Miller
                                    600 Third Avenue
                                    New York, New York 10016

     8. Entire Agreement; Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the Littles and the Company.

     9. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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



     IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

                                     /s/ Robert Little
                                     _____________________________________
                                     Robert Little

                                     /s/ Ellen Little
                                     ____________________________________
                                     Ellen Little

                                     OVERSEAS FILMGROUP, INC.


                                          /s/ William F. Lischak
                                     By: _____________________________________
                                         William F. Lischak, Chief Financial
                                         Officer and Chief Operating Officer



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


State of California    )
                       ) ss:
County of Los Angeles  )


     On the ___ day of _____________, 2000, before me personally came Robert Little, to me known to be the individual described in the above Agreement, and duly acknowledged to me that he executed the above Agreement, including the Release contained therein.


_____________________________
Notary Public

(Seal)





State of California    )
                       ) ss:
County of Los Angeles  )

     On the ___ day of _____________, 2000, before me personally came Ellen Little, to me known to be the individual described in the above Agreement, and duly acknowledged to me that she executed the above Agreement, including the Release contained therein.


____________________________
Notary Public

(Seal)

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